Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020-1001
Main Tel (212) 506-2500
Main Fax (212) 262-1910
www.mayerbrown.com
June 3, 2022
Dynex Capital, Inc.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060

Re:    Dynex Capital, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the issuance and sale by the Company from time to time of up to 23,117,622 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-257318) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus, dated August 3, 2021 (the "Base Prospectus") and prospectus supplement dated August 3, 2021, as supplemented by the supplement to the prospectus supplement, dated June 3, 2022 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act. The Base Prospectus, and Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares; (iv) the Registration Statement; (v) the Prospectus; and (vi) an executed copy of the Distribution Agreement, dated as of June 29, 2018, as amended as of May 31, 2019, August 3, 2021 and June 3, 2022, by and among the Company and J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and BTIG, LLC. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.
In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.
Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when and if issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the laws of the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about June 3, 2022, which will be incorporated by reference in the Registration Statement, and to the reference to us in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,
/s/ MAYER BROWN LLP